Exhibit 99.1

L BRANDS REPORTS OCTOBER 2018 SALES;
UPDATES THIRD QUARTER EARNINGS GUIDANCE

- DECLARES DECEMBER 2018 DIVIDEND -

Columbus, Ohio (Nov. 8, 2018) - L Brands, Inc. (NYSE: LB) reported net sales of $860.5 million for the four weeks ended Nov. 3, 2018, an increase of 8 percent, compared to net sales of $794.1 million for the four weeks ended Oct. 28, 2017. Comparable sales increased 4 percent for the four weeks ended Nov. 3, 2018 compared to Nov. 4, 2017.

The company reported net sales of $2.775 billion for the 13 weeks ended Nov. 3, 2018, an increase of 6 percent, compared to net sales of $2.618 billion for the 13 weeks ended Oct. 28, 2017. Comparable sales increased 4 percent for the 13 weeks ended Nov. 3, 2018 compared to the 13 weeks ended Nov. 4, 2017.

The company reported net sales of $8.385 billion for the 39 weeks ended Nov. 3, 2018, an increase of 7 percent, compared to net sales of $7.809 billion for the 39 weeks ended Oct. 28, 2017. Comparable sales increased 3 percent for the 39 weeks ended Nov. 3, 2018 compared to the 39 weeks ended Nov. 4, 2017.

The company expects to report a third quarter loss per share of approximately $0.17. The reported loss per share includes a total charge of approximately $0.32 per share, which consists of an approximate pretax cash charge of $20 million related to the closure of its Henri Bendel business, and an approximate pretax non-cash impairment charge of $80 million related to certain Victoria’s Secret store assets. Excluding these charges, the company expects adjusted third quarter earnings per share to be approximately $0.15, compared to its previous guidance of $0.00 to $0.05, principally driven by outperformance at Bath & Body Works. The company will conduct its third quarter earnings call at 9 a.m. Eastern on Nov. 20.

Dividend
The company also announced the declaration of its regular quarterly dividend of $0.60 per share payable on Dec. 7, 2018 to shareholders of record at the close of business on Nov. 23, 2018. This is the company’s 176th consecutive quarterly dividend.

To hear further commentary provided on L Brands’ prerecorded October sales message, call 1-866-639-7583, or log onto www.LB.com for an audio replay.

ABOUT L BRANDS:
L Brands, through Victoria’s Secret, PINK, Bath & Body Works, La Senza and Henri Bendel, is an international company. The company operates 3,109 company-owned specialty stores in the United States, Canada, the United Kingdom and Greater China, and its brands are sold in more than 800 additional franchised locations worldwide. The company’s products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the October sales call or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the October sales call or otherwise made by our company or our management:

•
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the dependence on mall traffic and the availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand internationally and related risks;

•	our independent franchise, license and wholesale partners;

•	our direct channel businesses;

•	our ability to protect our reputation and our brand images;

•	our ability to attract customers with marketing, advertising and promotional programs;

•	our ability to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry and the segments in which we operate;

•	consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability, significant health hazards, environmental hazards or natural disasters;

•	duties, taxes and other charges;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and transportation and related pricing impacts;

•	disruption due to labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	our geographic concentration of vendor and distribution facilities in central Ohio;

•	fluctuations in foreign currency exchange rates;

•	stock price volatility;

•	our ability to pay dividends and related effects;

•	our ability to maintain our credit rating;

•	our ability to service or refinance our debt;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified associates and manage labor-related costs;

•	the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;

•	fluctuations in product input costs;

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

•	our ability to adequately protect our assets from loss and theft;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems and to protect associated data;

•	our ability to maintain the security of customer, associate, third-party or company information;

•	our ability to comply with regulatory requirements;

•	legal and compliance matters; and

•	tax, trade and other regulatory matters.
We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the October sales call to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in Item 1A. Risk Factors in our 2017 Annual Report on Form 10-K.

For further information, please contact:

L Brands:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@lb.com	communications@lb.com

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS
OCTOBER 2018

Comparable Sales Increase (Decrease) (Stores and Direct):

	Oct.	Oct.	Third Quarter	Third Quarter	Year- to- Date	Year- to- Date
	2018	2017	2018	2017	2018	2017
Victoria's Secret[1]	—%	1%	(2%)	(4%)	(1%)	(11%)
Bath & Body Works[1]	11%	5%	13%	4%	10%	4%
L Brands[2]	4%	2%	4%	(1%)	3%	(6%)

1 - Results include company-owned stores in the U.S. and Canada and direct sales.
2 - Results include company-owned stores in the U.S., Canada, the U.K. and Greater China and direct sales.

Comparable Sales Increase (Decrease) (Stores Only):

	Oct.	Oct.	Third Quarter	Third Quarter	Year- to- Date	Year- to- Date
	2018	2017	2018	2017	2018	2017
Victoria's Secret[1]	(7%)	(4%)	(6%)	(5%)	(5%)	(9%)
Bath & Body Works[1]	7%	2%	10%	1%	8%	1%
L Brands[2]	(1%)	(2%)	—%	(3%)	(1%)	(6%)

1 - Results include company-owned stores in the U.S. and Canada.
2 - Results include company-owned stores in the U.S., Canada, the U.K. and Greater China.

Total Sales (Millions):

	Third Quarter	Third Quarter	Year- to- Date	Year- to- Date
	2018	2017	2018	2017
Victoria's Secret[1]	$1,177.8	$1,243.0	$3,778.4	$3,840.6
Victoria's Secret Direct	351.0	295.9	1,064.6	877.7
Total Victoria's Secret	$1,528.8	$1,538.9	$4,843.0	$4,718.3

Bath & Body Works[1]	$808.3	$703.1	$2,281.1	$2,044.6
Bath & Body Works Direct	147.9	112.7	399.1	309.6
Total Bath & Body Works	$956.2	$815.8	$2,680.2	$2,354.2

VS & BBW International[2]	$134.0	$114.9	$414.6	$332.1
Other	$155.9	$148.2	$446.8	$404.7
L Brands	$2,774.9	$2,617.8	$8,384.6	$7,809.3

1 - Results include company-owned stores in the U.S. and Canada.
2 - Results include retail sales from company-owned stores outside of the U.S. and Canada, royalties associated with franchised stores and wholesale sales.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

Total Company-Owned Stores:

	Stores			Stores
	Operating			Operating
	at 2/3/18	Opened	Closed	at 11/3/18
Victoria's Secret U.S.	984	1	(7)	978
PINK U.S.	140	—	—	140
Victoria's Secret Canada	39	—	—	39
PINK Canada	7	—	(1)	6
Total Victoria's Secret	1,170	1	(8)	1,163

Bath & Body Works U.S.	1,592	47	(17)	1,622
Bath & Body Works Canada	102	1	—	103
Total Bath & Body Works	1,694	48	(17)	1,725

Victoria's Secret U.K./Ireland	19	1	—	20
PINK U.K.	5	—	—	5
Victoria's Secret Beauty and Accessories	29	4	(3)	30
Victoria's Secret China	7	7	—	14
Total International	60	12	(3)	69

Henri Bendel	27	—	(4)	23
La Senza U.S.	5	6	—	11
La Senza Canada	119	—	(1)	118
Total L Brands Stores	3,075	67	(33)	3,109

Total Noncompany-Owned Stores:

	Stores			Stores
	Operating			Operating
	at 2/3/18	Opened	Closed	at 11/3/18
Victoria's Secret Beauty & Accessories - Travel Retail	156	21	(7)	170
Bath & Body Works - Travel Retail	9	3	(2)	10
Victoria's Secret Beauty & Accessories	241	4	(18)	227
Victoria's Secret	32	10	—	42
PINK	5	3	—	8
Bath & Body Works	176	32	(2)	206
La Senza	194	2	(10)	186
Total	813	75	(39)	849

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com